EXHIBIT 3.5
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                                     BY-LAWS

                                       OF

                         SPACE MASTER ACQUISITION, INC.

                                   ARTICLE ONE

                                     OFFICES

         1.1 REGISTERED OFFICE AND AGENT. The Corporation shall maintain a registered office and shall have a registered agent whose business office is identical with such registered office.

         1.2 OTHER OFFICES. The Corporation may have offices at such place or places, within or without the State of Georgia, as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         2.1 PLACE OF MEETINGS. Meetings of the shareholders may be held at any place within or without the State of Georgia as set forth in the notice thereof or in the event of a meeting held pursuant to waiver of notice, or if no place is so specified, at the principal office of the Corporation.

         2.2 ANNUAL MEETINGS. The annual meeting of shareholders shall be held on such date within 120 days following the close of the Corporation's fiscal year as shall be designated by the Board of Directors for the purpose of electing directors and transacting any and all business that may properly come before the meeting. At the annual meetings of shareholders, the order of business shall be as determined by the Chairman of the meeting.

         2.3 SUBSTITUTE ANNUAL MEETING. In the event that such annual meeting is not held on the day designated pursuant to section 2.2, the Board of Directors shall cause a meeting in lieu thereof to be held as soon as conveniently may be thereafter, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for special shareholders' meetings.

         2.4 SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as may be designated in the notice of said meetings upon call of the Board of Directors or of the President, or at the request in writing of two or more directors or of shareholders owning at least twenty-five percent (25%) of the issued and outstanding capital stock of the Corporation entitled to vote thereat.

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         2.5      NOTICE OF MEETINGS. Unless waived as contemplated in section
5.2 or by attendance at the meeting, either in person or by proxy, for any purpose other than to state, at the beginning of the meeting, an objection or objections to the transaction of business, a written or printed notice of each shareholders' meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days nor more than sixty (60) days before the date thereof either personally or by mail, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another time or place, unless after the adjournment the Board fixes a new record date for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting business which might have been transacted on the original date of the meeting is transacted.

         2.6 QUORUM. At all meetings of the shareholders, the presence, in person or by proxy, of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. The shareholders at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a quorum is not present to organize a meeting, the meeting may be adjourned pursuant to section 2.9.

         2.7 VOTING OF SHARES. Except as may otherwise be provided by the Articles of Incorporation or by agreement of the shareholders pursuant to section 2.12 hereof, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy. Cumulative voting shall not be permitted. If a quorum is present, a majority of the shares outstanding and entitled to vote which are represented at any meeting shall determine any matter coming before the meeting unless a different vote is required by statute, by the Articles of Incorporation, or by these by-laws or by any shareholder agreement permitted by the O.C.G.A. (as hereinafter defined).

         2.8      PROXIES. A shareholder entitled to vote pursuant to section
2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated therein. If the validity of any proxy is questioned it must be submitted to the Secretary of the shareholders' meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted, and reference by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts

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stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

         2.9 ADJOURNMENTS. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. It shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned, except as may otherwise be specified in these by-laws. At any such reconvened meeting at which a quorum is represented or present, any business may be transacted which could have been transacted at the meeting which was adjourned.

         2.10 ACTION OF SHAREHOLDERS WITHOUT A MEETING. Subject to such further conditions as may be required by law, any action which may be taken at a meeting of the shareholders may be taken without a meeting if a written approval and consent, setting forth the action authorized, shall be signed by each of the shareholders entitled to vote on the date on which the last such shareholder signs such approval and consent and upon the filing of such approval and consent with the officer of the Corporation having custody of its books and records. Such approval and consent so filed shall have the same effect as a unanimous vote of the shareholders at a special meeting called for the purpose of considering the action authorized.

         2.11 LIST OF SHAREHOLDERS. A complete list of the shareholders entitled to vote at an ensuing meeting of shareholders arranged in alphabetical order with the address of, and the number and class and series, if any, of voting shares held by each shall be prepared by the Secretary, or other officer of the Corporation having charge of the stock ledger, and shall be produced and kept open at the time and place of the meeting and during the whole time of said meeting shall be open to the examination of any shareholder. If the requirements of this section have not been substantially complied with, the meeting shall, on the reasonable demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         2.12 SHAREHOLDER AGREEMENTS. In addition to those shareholder agreements authorized by Official Code of Georgia Annotated (hereinafter referred to as "O.C.G.A.") Section 14-2-731, the holders of all or any portion of the outstanding and issued stock of the Corporation may enter into an agreement or agreements among themselves, and the Corporation also, if it so elects, or between a single shareholder and the Corporation if it so elects, concerning the transferability of the stock of the Corporation, and such agreement, where not otherwise contrary to law, shall be effective to establish the conditions of and methods of transferability of the stock of the Corporation to the extent attempted by said agreement.

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                                 ARTICLE THREE

                             THE BOARD OF DIRECTORS

         3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

         3.2 NUMBER, ELECTION AND TERM OF OFFICE. The number of directors of the Corporation shall be not less than one (1) nor more than twenty (20), the precise number to be fixed by resolution of the shareholders from time to time, except that the initial number of the Board of Directors shall be fixed by the Articles of Incorporation and remain effective until modified by resolution of the shareholders. Except as provided in section 3.4, the directors shall be elected by the affirmative vote of a majority of the shares represented at the annual meeting. Each director, except in the case of death, resignation, retirement, disqualification or removal shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.

         3.3 REMOVAL. Any director may be removed from office with or without cause by the vote of the holders of a majority of the shares entitled to vote at an election of directors. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given, and a removed director's successor may be elected at the same meeting to serve the unexpired term.

         3.4 VACANCIES. A vacancy occurring in the Board of Directors, except by reason of removal of a director, may be filled for the unexpired term, and until the shareholders shall have elected a successor, by affirmative vote of a majority of the directors remaining in office though less than a quorum of the Board of Directors.

         3.5 COMPENSATION. Directors may receive such compensation for their services as directors as may from time to time be fixed by vote of the Board of Directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in that other capacity.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

         4.1 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after each annual meeting of the shareholders or any meeting held in lieu thereof. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year. No notice shall be required for any regularly scheduled meeting of the directors of the Corporation.

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         4.2      SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two
(2) day's notice by telephone, mail, telegram, facsimile, cablegram or personal delivery to each director and shall be called by the Chairman of the Board, the President or the Secretary in like manner on like notice on the written request of any two (2) or more directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of meeting. No notice of any meeting of the Board of Directors need state the purposes thereof.

         4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as is set forth in the notice of special meetings or, in the event of a meeting held pursuant to waiver of notice, as may be set forth in the waiver.

         4.4 WAIVER OF NOTICE. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance by a director at a meeting shall constitute waiver of notice of such meeting, except where the director states, at the beginning of the meeting, his objection or objections to the transaction of business at the meeting.

         4.5 QUORUM. At meetings of the Board of Directors, the presence of a majority of the directors then in office shall be necessary to constitute a quorum for the transaction of business.

         4.6 VOTE REQUIRED FOR ACTION. Except as otherwise provided in the Articles of Incorporation or a provision of these By-laws approved by the shareholders, as the same are now enacted or hereafter amended or as may otherwise be specifically provided by law, the act of a majority of the directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

         4.7 ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto shall be signed by all the directors and such written consent is filed with the minutes of the proceedings of the Board. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors.

         4.8 ADJOURNMENTS. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting which was adjourned. At any such reconvened meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting which was adjourned.

         4.9 TELEPHONE CONFERENCE CALLS. Unless otherwise prohibited by the Articles of Incorporation, members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of

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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section 4.9 shall constitute presence in person at such meeting.

                                  ARTICLE FIVE

                                NOTICE AND WAIVER

         5.1 PROCEDURE. Whenever these By-laws require notice to be given to any shareholder or director, the notice shall be given as prescribed in sections 2.5 or 4.4 for any shareholder or director, respectively. Whenever notice is given to a shareholder or director by mail, the notice shall be sent first-class mail by depositing the same in a post office or letter box in a postage prepaid sealed envelope addressed to the shareholder or director at his address as it appears on the books of the Corporation, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

         5.2 WAIVER. Notice of a meeting need not be given to any shareholder or director who signs a waiver of such notice, in person or by proxy, either before or after the meeting. Unless otherwise required by law or by these by-laws, neither the business transacted nor the purpose of the meeting need be specified in the waiver. Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when such shareholder or director attends such meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

                                  ARTICLE SIX

                                    OFFICERS

         6.1 NUMBER. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and may include a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Board of Directors shall from time to time create and establish the duties of such other officers and elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, but the Corporation shall not be required to have at any time any officers other than a President, Secretary and Treasurer. Any two or more offices may be held by the same person.

         6.2 ELECTION AND TERM. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified or until their earlier death, resignation, removal, retirement or disqualification.

         6.3 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

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         6.4      REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors at any meeting, with or without cause.

         6.5 POWERS AND DUTIES. The officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

         Without limitation upon any of the foregoing:

                  (a) If a Chairman of the Board of Directors is elected by the directors, the Chairman shall preside at all meetings of the shareholders and directors, and, unless otherwise provided by law, when the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation. The Chairman shall have such other powers and duties as the Board may prescribe from time to time. In the event of the disability of the President, the Chairman shall exercise all the powers and discharge all the duties of the President.

                  (b) The President shall be the chief executive officer of the Corporation and shall have general supervision of the affairs of the Corporation and full control of and responsibility for said affairs. In the absence of the Chairman, he shall preside at the meetings of shareholders and at the meetings of the Board of Directors.

                  (c) The Vice President (or Vice Presidents, in the order designated by the Board) shall, in the absence or disability of the President (and the Chairman of the Board, if one is elected by the Board of Directors) perform the duties and exercise the powers of the President and shall perform such other duties as shall from time to time be imposed upon any Vice President by the Board or delegated to a Vice President by the President.

                  (d) The Secretary shall issue notices for and keep minutes of all corporate meetings and shall have charge of the corporate seal and of all corporate books, stock books and other like records of the Corporation. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as the Chairman of the Board, the President, the Secretary or the Board of Directors may prescribe.

                  (e) The Treasurer shall have custody and control of all funds and of all financial records of the Corporation.

                  (f) Except as is otherwise required by O.C.G.A Section 14-2-1202, the Board of Directors by resolution may authorize any officer or officers of the Corporation to negotiate and execute contracts to buy, sell, lease or exchange any and all of the real or personal property of the Corporation, and to negotiate and enter into loans to be secured by notes, pledges, deeds to secure debt, mortgages and/or other instruments encumbering the property of the Corporation.

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         6.6      ADDITIONAL POWERS AND DUTIES. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these by-laws or as may, from time to time, be prescribed by the Board of Directors, the Chairman of the Board or the President.

         6.7 BONDS. The Board of Directors may by resolution require any or all of the officers, agents or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         6.8 REIMBURSEMENT BY OFFICERS. Any payments made to an officer of the Corporation such as salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld front his future compensation payments until the amount owed to the Corporation has been recovered.

                                 ARTICLE SEVEN

                                     SHARES

         7.1 AUTHORIZATION AND ISSUANCE OF SHARES. The par value and the maximum number of shares of any class of stock of the Corporation which may be issued and outstanding shall be as set forth from time to time in the Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum authorized by the Articles of Incorporation and the minimum requirements of the Articles or Georgia law.

         7.2 SHARE CERTIFICATES. Interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue and all such information shall be entered on the Corporation's books. Each certificate shall be signed by the President, or other chief executive officer, or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be by facsimile. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon any share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same

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effect as if the person or persons who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers.

         7.3 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer or registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.4 TRANSFERS OF SHARES. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of section 7.5 of these by-laws shall have been complied with.

         7.5 LOST, STOLEN OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         7.6 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than 70 days (and in the case of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         7.7 RECORD DATE IF NONE FIXED. If no record date is fixed, as provided in section 7.6 of these by-laws, then the record date for any determination of shareholders which may be proper or required by law, shall be the date on which notice is mailed, in the case of a shareholders' meeting; the date on which the Board of Directors approves a resolution declaring a dividend, in the case of a payment of a dividend; and the date on which any other action, the consummation of which requires a determination of shareholders, is to be taken.

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                                 ARTICLE EIGHT

                                 INDEMNIFICATION

         8.1      AUTHORITY TO INDEMNIFY.

                  (a) Except as provided in subsections (b) and (c) of this
section 8.1, the Corporation may indemnify an individual made a party to a proceeding because such individual is or was a director against liability incurred in the proceeding, if such director acted in a manner such director believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, such director had no reasonable cause to believe the conduct was unlawful.

                  (b) The Corporation may not indemnify a director under this section 8.1:

                      (1) In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

                      (2) In connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

                  (c) Indemnification permitted under this section 8.1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         8.2 MANDATORY INDEMNIFICATION. Unless otherwise provided in the Articles of Incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party, or in defense of any claim, issue, or matter therein, because that individual is or was a director of the Corporation, the Corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

         8.3      ADVANCE FOR EXPENSES.

                  (a) The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                           (1) The director furnishes the Corporation a written affirmation of such director's good faith belief that such director has met the standard of conduct set forth in subsection (a) of section 8.1 of these By-laws; and

                           (2) The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under section 8.1.

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                  (b)      The undertaking required by Paragraph (2) of
subsection (a) of this section 8.3 must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         8.4      DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

                  (a)      The Corporation may not indemnify a director under
section 8.1 of these By-laws unless authorized thereunder and a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (a) of section 8.1.

                  (b)      The determination shall be made:

                           (1) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

                           (2) If a quorum cannot be obtained under Paragraph (1) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; or

                           (3)      By special legal counsel:

                                    (i)      Selected by the Board of Directors
         or its committee in the manner prescribed in Paragraphs (1) or (2) of this subsection (b); or

                                    (ii)    If a quorum of the Board of
         Directors cannot be obtained under Paragraph (1) of this subsection (b) and a committee cannot be designated under Paragraph (2) of this subsection, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                           (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

                  (c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is required, except that if the determination that indemnification is required is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under Paragraph (3) of subsection (b) of this Bylaw provision to select counsel.

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         8.5      INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

         Unless the Articles of Incorporation provide otherwise:

                           (1) An officer of the Corporation who is not a director is entitled to mandatory indemnification under section 8.2 of these By-laws to the same extent as a director; and

                           (2) The Corporation may, in the discretion of the Board of Directors, indemnify and advance expenses to an officer, employee, or agent, who is not a director, to the extent the Board deems appropriate, consistent with public policy.

         8.6 DIRECTOR'S EXPENSES AS A WITNESS. This Article Eight does not limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with such director's appearance as a witness in a proceeding at a time when such director has not been made a named defendant or respondent to the proceeding.

                                  ARTICLE NINE

                                  MISCELLANEOUS

         9.1      INSPECTION OF RECORDS BY SHAREHOLDERS.

                  (a) A shareholder is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation if the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy such records.

                           (1) The Corporation's Articles or Restated Articles of Incorporation and all amendments currently in effect;

                           (2) The Corporation's By-laws or Restated By-laws and all amendments currently in effect;

                           (3)      Resolutions adopted by either the
         shareholders or the Board of Directors increasing or decreasing the number of directors, the classification of directors, if any, and the names and residence addresses of all members of the Board of Directors;

                           (4)      Resolutions adopted by the Board of
         Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to such resolutions are outstanding and any resolutions adopted by the Board of Directors that affect the size of the Board of Directors;

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                           (5)      The minutes of all shareholders' meetings,
         executed waivers of notice of meetings, and executed written consents evidencing all action taken by shareholders without a meeting, for the past three (3) years;

                           (6) All written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years under O.C.G.A. ss. 14-2-1620;

                           (7) A list of the names and business addresses of the Corporation's current directors and officers; and

                           (8) The Corporation's most recent annual registration as delivered to the Secretary of State.

                  (b) A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the shareholder meets the requirements of subsection (c) of this section 9.1 and gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy such records:

                           (1) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under subsection (a) of this section 9.1;

                           (2)      Accounting records of the Corporation; and

                           (3)      The record of shareholders.

                  (c) A shareholder may inspect and copy the records described in subsection (b) of this section 9.1 only if:

                           (1) The shareholder's demand is made in good faith and for a proper purpose that is reasonably relevant to the shareholder's legitimate interest as a shareholder;

                           (2) The shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect;

                           (3) The records are directly connected with the shareholder's purpose;

                           (4) The records are to be used only for the stated purpose; and

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                           (5)      The shareholder requesting the right to
         inspect the books and records is the holder of record of, or authorized in writing by the holders of record of, more than two percent (2%) of the outstanding shares of the Corporation.

         9.2 FISCAL YEAR. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate, but unless otherwise so determined shall begin on the first day of January in each year and shall end on the last day of December in the same year.

         9.3 SEAL. The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word "Seal" and such other information, including the year of incorporation, in the center thereof as is desired. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL" enclosed in parentheses or scroll, which shall also be deemed the seal of the Corporation.

         9.4 ANNUAL STATEMENTS. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

         9.5 EXECUTION OF DOCUMENTS. Except where otherwise required by statute, no attestation by the Secretary or an Assistant Secretary shall be necessary to make any contract, conveyance or other document valid and legally binding which has been executed by and on behalf of the Corporation by an officer or officers thereunto duly authorized in the manner provided for in these by-laws.

                                  ARTICLE TEN

                                   AMENDMENTS

         10.1 POWER TO AMEND BY-LAWS. The Board of Directors shall have the power to alter, amend or repeal these by-laws or adopt new by-laws, but any by-laws adopted by the Board of Directors may be altered, amended or repealed, and new by-laws adopted, by the shareholders. The shareholders may prescribe that any Bylaw or By-laws adopted by them shall not be altered, amended or repealed by the Board of Directors.

         10.2 CONDITIONS. Action taken by the shareholders with respect to By-laws shall be taken by an affirmative vote of a majority of all shares represented at a shareholder meeting at which a quorum is present, and action by the Board of Directors with respect to By-laws shall be taken by an affirmative vote of a majority of all directors represented at a Board meeting at which a quorum is present.

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